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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ON ASSIGNMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26651 West Agoura Road
Calabasas, California 91302

April 29, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of On Assignment, Inc. on Tuesday, June 15, 2004, at 10:00 a.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302.

        The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

        Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, we have enclosed a proxy card by which you can direct the voting of your shares. Please sign and promptly return the enclosed proxy card whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

        We thank you for your continued interest in On Assignment, Inc.

Sincerely,

Joseph Peterson, M.D. President and Chief Executive Officer

26651 West Agoura Road
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 15, 2004

        The 2004 Annual Meeting of Stockholders of On Assignment, Inc. will be held on Tuesday, June 15, 2004, at 10:00 a.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302, for the purpose of considering and voting upon:

  1.
  the election of two directors for three-year terms to expire at our 2007 Annual Meeting;

  2.
  the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004; and

  3.
  such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in "street name," you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board of Directors,

Ronald W. Rudolph Secretary
April 29, 2004 Calabasas, California

2004 PROXY STATEMENT

i

On Assignment, Inc.
26651 West Agoura Road
Calabasas, California 91302

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held
Tuesday, June 15, 2004

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. of proxies to be voted at On Assignment's 2004 Annual Meeting of Stockholders to be held on Tuesday, June 15, 2004 or at any adjournment thereof. This Proxy Statement, the proxy card and On Assignment, Inc.'s Annual Report to Stockholders will be mailed to each stockholder entitled to vote commencing on or about April 29, 2004.

General Information About the Annual Meeting and Voting

  Who may vote at the Annual Meeting?

        The Board has set April 23, 2004 as the record date for the Annual Meeting. If you were the owner of On Assignment, Inc. common stock at the close of business on April 23, 2004, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

  •
  held directly in your name with our transfer agent as a "holder of record"; and

  •
  held for you in an account with a broker, bank or other nominee (shares held in "street name").

        A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 26651 West Agoura Road, Calabasas, California 91302, and at the time and place of the Annual Meeting.

  How many shares must be present to hold the meeting?

        A majority of On Assignment's outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 25,233,213 shares of On Assignment common stock outstanding. Your shares are counted as present at the Annual Meeting if you:

  •
  are present and vote in person at the Annual Meeting; or

  •
  have properly submitted a proxy card prior to the Annual Meeting.

  What proposals will be voted on at the Annual Meeting?

        The items scheduled to be voted on at the Annual Meeting are:

  •
  the election of two directors for three-year terms; and

  •
  the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year.

        If any other matters are properly submitted for consideration at the Annual Meeting or any adjournment thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

  How many votes are required to approve each item?

        Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the largest number of "FOR" votes cast will be elected as directors.

        The ratification of the appointment of the independent auditors requires the "FOR" vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

  How are votes counted?

        You may either vote "FOR" or "WITHHOLD" authority to vote for the director nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" on the ratification of the appointment of our independent auditors. If you withhold authority to vote with respect to any nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of those nominees. If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that proposal. If you sign and submit your proxy card without voting instructions, your shares will be voted "FOR" the director nominees put forth by the Board and "FOR" the appointment of Deloitte & Touche LLP as our independent auditors.

        Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal.

  How does the Board recommend that I vote?

        The Board of Directors recommends that you vote "FOR" the director nominees named in this Proxy Statement and "FOR" the ratification of the appointment of Deloitte & Touche LLP our as independent auditors.

  How do I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly or in "street name," you may direct your vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

        For shares held in "street name," you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

  How do I vote my shares in person at the Annual Meeting?

        Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you later decide not to attend the Annual Meeting.

        If you choose to vote in person at the Annual Meeting:

  •
  If you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

  •
  If you hold your shares in "street name," you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

  What happens if my shares are held in more than one account?

        If your shares are held in more than one account, you will receive a proxy card for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

  May I revoke my proxy and change my vote?

        You may revoke your proxy at any time before it is voted by:

  •
  submitting a properly signed proxy card with a later date;

  •
  delivering to the Corporate Secretary of On Assignment a written notice of revocation bearing a later date than the proxy card; or

  •
  voting in person at the Annual Meeting.

Proposal One—Election of Directors

        The Bylaws of On Assignment provide that our Board of Directors shall be comprised of not less than four nor more than seven directors, with the exact number to be fixed by the Board. The Board has fixed the authorized number of directors at six. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

        At this year's Annual Meeting, two directors will be elected to serve until our 2007 Annual Meeting or until their successors are elected and qualified. The Honorable William E. Brock and Elliott Ettenberg, each of whom currently serves as a director, have been nominated to stand for election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them "FOR" the election of Senator Brock and Mr. Ettenberg. Senator Brock and Mr. Ettenberg have consented to serve if elected, but if they are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

  Approval of Proposal One

        The nominees receiving the highest number of "FOR" votes cast will be elected as directors. The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of their nominees.

  Nominee for Election with Terms Ending in 2007

        Set forth below is certain information regarding On Assignment's director nominees, including the age, term of office as director and business experience of each nominee.

          Senator William E. Brock, 73, has served as a director since April 1996. Senator Brock is the founder and since October 1995 has served as the Chairman of Bridges Learning Systems, a firm specializing in the servicing and delivery of learning development systems to public schools. Senator Brock is the founder and from 1994 to 1996 was the Chief Executive Officer of The Brock Offices, a consulting firm specializing in education and trade issues. From 1988 to 1994, Senator Brock was the Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991, he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as the United States Trade Representative from 1981 to 1985 and as Secretary of Labor from 1985 to 1987. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate, and from 1962 to 1970, he was a member of the U.S. House of Representatives.

          Elliott Ettenberg, 57, has served as a director since February 2002. Since 1998 Mr. Ettenberg has served as the Chairman and Chief Executive Officer of Customer Strategies Worldwide, Inc., a marketing consultancy firm operating out of New York. From December 1996 to December 1998, Mr. Ettenberg was the Chairman and Chief Executive Officer of Bozell Retail Worldwide, an advertising company owned by Interpublic Group. From 1977 to 1996, Mr. Ettenberg was Chairman and Executive Officer of Prism Communications Limited, a technology company specializing in implementing high-tech solutions for businesses.

  Continuing Directors

        Set forth below is certain information regarding On Assignment's continuing directors including the age, term of office as director and business experience of each director.

  Terms Ending in 2005

          Jonathan S. Holman, 58, has served as a director since March 1994. Mr. Holman is the founder and since 1981 has been the President of The Holman Group, Inc., an executive search firm.

          Joseph Peterson, M.D., 43, has served as a director since September 2001. Dr. Peterson joined On Assignment in July 2001 and has served as Chief Executive Officer and President since September 2001. Dr. Peterson also serves as a Director of Global Health Council, the world's largest membership alliance dedicated to improving health worldwide. From April 2000 through May 2001, Dr. Peterson founded and was Chief Executive Officer of Advocates on Call, formally, Neoplan, Inc., which offered subscription-based services related to the healthcare industry. Dr. Peterson co-founded and from January of 1994 through March 2000 was Chief Executive Officer of MAXWorldwide, LLC, a provider of customer care services to Fortune 500 clients. Dr. Peterson co-founded and from January 1992 through March 1996 was Chief Executive Officer of MAXCanada, a Canadian company that provided customer care services to major Canadian financial institutions. From 1988 through 1991, Dr. Peterson served as Medical Director and ultimately Chief Operating Officer of World Access, Inc., a subsidiary of Blue Cross & Blue Shield of the National Capital Area. Dr. Peterson is a Board-certified emergency physician and practiced his specialty for ten years in the Emergency Department of the George Washington University Hospital in Washington, D.C., where he was an Associate Professor of Emergency Medicine and a Fellow of the American Board of Emergency Medicine.

  Terms Ending in 2006

          Jeremy M. Jones, 62, has served as a director since May 1995 and was appointed Chairman of the Board in February 2003. Mr. Jones has served as an investor and business development consultant since February 1998. Mr. Jones has also served as Chairman of the Board of Byram Healthcare Centers since February 1999. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company that was merged into Apria Healthcare Group, Inc. in 1995.

          Teresa A. Hopp, 44, has served as a director since June 2003. Ms. Hopp served as Vice President of Finance from 1998 to 1999 and Chief Financial Officer from 1999 to 2001 of Western Digital Corporation. From 1981 through 1998 Ms. Hopp was employed by Ernst & Young LLP, where she served as an audit partner.

  Independent Directors

        The Board of Directors consists of six members, a majority of which are deemed by the Board of Directors to be "independent directors" under the current listing standards of the Nasdaq Stock Market. Our independent directors are Ms. Hopp, Senator Brock and Messrs. Ettenberg, Holman and Jones. The Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board discussed information provided by the directors and On Assignment with regard to the business and personal activities of each director as they may relate to On Assignment. There are no family relationships among On Assignment's executive officers or directors.

  Board Committees and Meetings

        The Board of Directors held nine meetings and acted by unanimous consent on four occasions during the fiscal year ended December 31, 2003. The Board of Directors has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee.

        Compensation Committee.    The Compensation Committee consists of three directors, Senator Brock, Mr. Jones and Mr. Holman, who serves as chairman of the committee. The Compensation Committee held seven meetings during 2003 and acted by written consent on five occasions. The Compensation Committee reviews On Assignment's general compensation policies, sets the compensation levels for On Assignment's executive officers and administers On Assignment's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan.

        Audit Committee.    The Audit Committee consists of three directors, Mr. Holman, Mr. Jones and Ms. Hopp, who serves as chairperson of the committee. The Audit Committee held nine meetings during 2003. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of On Assignment's independent auditors. The primary functions of the Audit Committee are to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of our financial statements and our financial reporting and disclosure practices, (b) our systems of internal controls regarding finance and accounting compliance, (c) the independence and performance of our outside auditors, and (d) our ethical compliance programs. The Audit Committee also performs the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market.

        Rules recently adopted by the Nasdaq Stock Market and the Securities and Exchange Commission (the "SEC") impose strict independence requirements for all members of the Audit Committee. In addition to meeting the Nasdaq Stock Market's tests for director independence generally, directors on audit committees must meet two basic criteria set forth in the SEC's rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member's capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. The Board has determined that each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the Nasdaq Stock Market. The Board of Directors has determined that Ms. Hopp is an audit committee financial expert, as that term is defined under the SEC rules. A copy of the Audit Committee charter is attached to this Proxy Statement as Annex A.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of three directors, Ms. Hopp, Mr. Ettenberg and Mr. Jones, who serves as chairman of the committee. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board of Directors with respect to the nomination of individuals for election to the Board of Directors and to serve as committee members. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Nasdaq Stock Market rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee was formed by the Board in February 2004. The Nominating and Corporate Governance Committee recommended the nominations of each of the nominees for election at this year's Annual Meeting.

        The Nominating and Corporate Governance Committee charter, and the corporate governance guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. In considering potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. Qualifications used to evaluate a candidate include personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, a willingness and ability to devote adequate time and resources to diligently perform the duties of a director, and relevant business experience and acumen. Additional factors such as whether the person possesses specific industry expertise, whether the candidate is familiar with general issues affecting our business, and whether the person would qualify as an audit committee financial expert or an our independent director are also taken into consideration by the Nominating and Corporate Governance Committee when selecting a candidate.

        The Nominating and Corporate Governance Committee relies primarily on recommendations from its members, other directors, the Chief Executive Officer or Chairman of the Company, and third parties, including professional recruiting firms. Existing directors being considered for re-nomination will be evaluated based on their performance as directors to ensure that they continue to meet the qualifications above.

        The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2005 Annual Meeting should mail their suggestions to On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary. Suggestions must be received by the Secretary of On Assignment no later than December 31, 2004. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated.

        The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of these documents without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

        Stock Option Committee.    The Stock Option Committee consists of one director, Dr. Peterson. The Stock Option Committee acted by written consent on 12 occasions during 2003. The Stock Option

Committee has been delegated limited authority to grant stock options to eligible individuals who are not executive officers or directors.

        No currently serving Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he or she served during 2003. Our independent directors regularly meet as a group in executive session outside of the presence of management. As is the case with all regularly scheduled meetings of the Board of Directors and its Committees, all of On Assignment's directors are expected to attend our Annual Meetings of Stockholders in person. Dr. Peterson, Mr. Ettenberg and Mr. Jones, then serving on On Assignment's Board of Directors as of June 17, 2003 attended our 2003 Annual Meeting of Stockholders.

  Communicating with the Board

        We invite stockholders and other interested parties to communicate any concerns they may have about On Assignment directly and confidentially with either the Chairman of the Board of Directors or the non-management directors as a group by writing to the attention of either the Chairman of the Board of Directors or the Non-Management Directors at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

  Ethics

        On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects On Assignment's policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of On Assignment's Code of Business Conduct and Ethics can be found on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of this document without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

  Director Compensation

        Each non-officer director receives the following fees for services as a director: an annual cash retainer of $15,000 payable quarterly in arrears; $2,000 per regularly scheduled Board meeting attended in person or by telephone; $500 per special telephonic Board meeting; $1,000 per committee meeting, or $500 if attended by telephone. Beginning in the second quarter of 2004, directors will not be paid for committee meetings held at the same time and location as a planned Board meeting or any telephonic committee meetings held in connection with telephonic Board meetings. In addition, we reimburse all non-officer directors for their reasonable expenses incurred in attending Board or committee meetings. Mr. Jones receives a $45,000 retainer, payable quarterly in arrears, in connection with his services as Chairman of the Board. We paid Senator Brock $27,000, Mr. Ettenberg $26,000, Mr. Holman $36,500, Mr. Jones $52,750, and Ms. Hopp $11,750 for services as directors during 2003. Beginning in the second quarter of 2004, Ms. Hopp shall receive $5,000 per year payable quarterly in arrears for her services as chairperson of the Audit Committee. In addition, Karen Brenner, who resigned from the Board in March 2003, received $12,500 as compensation for services as a director in 2003.

        Each new, non-employee director receives a grant to purchase 18,000 shares of our common stock. Ms. Hopp received such grant on June 26, 2003. Each non-employee director also receives an annual grant of a fully vested stock option to purchase 9,000 shares of our common stock. In 2003, the four non-employee directors serving on the Board as of the date of our 2003 Annual Meeting of Stockholders received a fully vested stock option to purchase 9,000 shares of common stock at an exercise price of $4.35 per share, the closing price of such shares on the Nasdaq Stock Market on the date of the grant.

        In addition, Mr. Ettenberg received compensation associated with consulting services provided to On Assignment during 2003. Information regarding this arrangement is contained under "Certain Relationships and Related Transactions" below.

  Report of the Audit Committee

        The Audit Committee of the Board of Directors consists of Ms. Hopp, who serves as chairperson, Mr. Holman and Mr. Jones. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee's members in business, financial and accounting matters.

  Fees Paid To Independent Accountants

        The following table sets forth fees for professional services provided by Deloitte & Touche LLP for the audit of On Assignment's financial statements for fiscal years 2003 and 2002 and fees billed for audit-related services, tax services, and all other services rendered by Deloitte & Touche LLP for fiscal years 2003 and 2002:

	2003	2002
Audit Fees(1)	$375,000	$224,000
Audit-Related Fees(2)	$2,000	$2,000
Tax Fees(3)	$3,800	N/A
All other fees(4)	N/A	$185,000

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
For 2002 and 2003, the amount in the table above represents fees incurred in connection with a review of our financial statements for purposes of registration statements filed for our Restated 1987 Stock Option Plan.

(3)
Represents fees for services provided in connection with On Assignment's tax return reviews. In addition, for 2003, these amounts were incurred for services in connection with a review of the tax treatment of certain expenses incurred in connection with the acquisition of Health Personnel Options Corporation in April 2002.

(4)
Represents fees for services provided to On Assignment not otherwise included in the categories seen above. None of these fees were for services related to the design or implementation of financial information systems. For 2002, these amounts were incurred for services in connection with the acquisition of Health Personnel Options Corporation in April 2002 and post-acquisition strategic assessment.

  Pre-approval of Non-Audit Services

        All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit-related, tax and other services specifically described by the Audit Committee on an annual basis. The Audit Committee may pre-approve engagements for permitted services by resolution, provided such pre-approval resolution specifies the type of service permitted, the maximum fees payable and such other limitations and requirements as the Audit Committee may deem appropriate.

        The Audit and Non-Audit Services Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Authority delegated to such person or persons shall specify (i) the types of services permitted that may be pre-approved; (ii) any limitations on such authority; and (iii) the term of such authority, which shall in no event exceed one year. Such person or persons acting upon delegation of authority shall report to the full Committee the nature and cost of such services at the next Audit Committee meeting following such approval.

  Filing of Audited Financial Statements with Annual Report for 2003

        The Audit Committee reviewed and discussed On Assignment's audited Consolidated Financial Statements for the fiscal year ended December 31, 2003 with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment's independent auditor, the auditor's responsibilities, any significant issues arising during the audit and other matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and letter from On Assignment's independent auditor required by Independence Standards Board Standard No. 1 and has discussed with On Assignment's auditor its independence. Based on its review and the discussions noted above, the Audit Committee recommended to the Board of Directors that On Assignment's Consolidated Financial Statements for the fiscal year ended December 31, 2003 be included in its Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Teresa A. Hopp, Chairperson
Jonathan S. Holman
Jeremy M. Jones

Proposal Two—Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP as independent accountants to audit On Assignment's consolidated financial statements for the fiscal year ending December 31, 2004, and is asking stockholders to ratify this appointment at the Annual Meeting.

        Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2002 and 2003 is set forth in the Report of the Audit Committee above.

        Our bylaws do not require that stockholders ratify the appointment of our independent auditors. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent auditors. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its stockholders.

  Approval of Proposal 2

        The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current year. Unless a contrary choice is specified, shares represented by proxies will be voted "FOR" ratification of the appointment.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 1, 2004, the beneficial ownership of On Assignment's common stock for the following persons:

  •
  all stockholders known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  our Chief Executive Officer and certain Named Officers set forth in the compensation tables in this proxy statement; and

  •
  all of our directors and executive officers as a group.

        Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the Securities and Exchange Commission.

        Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date that information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person's actual voting power. As of April 1, 2004, there were 25,232,250 shares of On Assignment common stock outstanding.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	3,420,296	0	13.6%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,567,300	0	10.2%
William E. Brock	0	82,800	*
Elliott Ettenberg	2,500	30,000	*
Jonathan S. Holman	14,000	33,000	*
Teresa A. Hopp	0	0
Jeremy M. Jones(4)	22,000	87,000	*
Joseph Peterson, M.D.	26,527	278,533	1.2%
Ronald W. Rudolph	18,086	112,603	*
Peter T. Dameris	5,000	0
Michael T. Jones	0	73,956	*
Michael C. Payne	0	10,416
Michael A. Tatum	3,385	44,788	*
Kerry Rafferty(5)	0	0	*
All directors and executive officers as a group (11 persons)	91,498	753,096	3.3%

*
Represents less than 1% of the shares outstanding.

(1)
Includes shares for which the named person:

•
has sole voting and investment power; and/or

•
has shared voting and investment power with a spouse or minor child.

        Excludes shares that may be acquired through stock option or warrant exercises.

(2)
Shares that can be acquired upon the exercise of stock options within sixty (60) days of the date above.

(3)
Pursuant to an amended Schedule 13G dated February 16, 2004, FMR Corp. has sole power to dispose of 3,420,296 shares. Beneficial ownership is a result of its acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership interests of Fidelity Low Priced Stock Fund, a registered investment company, amounted to 2,536,718 shares.

(4)
Includes 22,000 shares held by a trust for which Mr. Jones serves as trustee.

(5)
Mr. Rafferty's employment with On Assignment terminated on September 25, 2003.

Stock Performance Graph

        The following graph compares the performance of On Assignment's common stock price during the period December 31, 1998 to December 31, 2003 with the composite prices of companies listed on the Nasdaq Stock Market and of companies included in the SIC Code No. 736—Personnel Supply Services Companies Index. The companies listed in the SIC Code No. 736 include peer companies in the same industry or line of business as On Assignment.

        The graph depicts the results of investing $100 in On Assignment's common stock, the Nasdaq Stock Market composite index and an index of the companies listed in the SIC Code No. 736 on December 31, 1998, and assumes that dividends were reinvested during the period.

        The comparisons shown in the graph below are based upon historical data, and we caution stockholders that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, potential future performance.

	Fiscal Year Ending
	1998	1999	2000	2001	2002	2003
On Assignment, Inc.	$100.00	$86.59	$165.22	$133.16	$49.39	$30.20
SIC Code No. 736 Index—Personnel Supply Services Company Index	$100.00	$111.12	$94.95	$87.66	$63.36	$98.74
Nasdaq Stock Market Index	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68

Executive Compensation and Related Information

  Report of the Compensation Committee

        The Compensation Committee of the Board of Directors is responsible for the establishment, approval and oversight of the total compensation awarded to On Assignment's executive officers. It also administers On Assignment's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee determines compensation, including base salary and individual bonus programs for executive officers each fiscal year. The Compensation Committee is also responsible for reviewing and approving On Assignment's employment and other compensatory agreements with its executive officers.

        The Compensation Committee meets in executive session without management present as part of its regularly scheduled meetings. During 2003, the following individuals served on the Compensation Committee: Senator Brock, Mr. Jones and Mr. Holman, who served as chairman. Neither of these individuals is, or has been, an officer or employee of On Assignment.

  Compensation Philosophy

        The Compensation Committee seeks to attract, motivate and retain key talent needed to enable On Assignment to compete successfully in a competitive environment. Its fundamental policy is to offer On Assignment's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of On Assignment and the contributions of the executive officer to On Assignment's performance. It is the Compensation Committee's objective to make a substantial portion of each executive officer's compensation contingent upon On Assignment's performance as well as upon his or her own level of performance. Through such a compensation program, the Compensation Committee seeks to align the interests of On Assignment's executive officers with the interests of its stockholders and to enable On Assignment to meet its operational and financial goals.

        The Compensation Committee also recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives to seek to further motivate such individuals or retain their services. On Assignment's agreements with executive officers are described under the heading "Employment Contracts and Change in Control Arrangements" elsewhere in this Proxy Statement.

  Compensation Program

        Compensation paid to executive officers for 2003 consisted primarily of base salary and long-term incentive compensation consisting of stock option grants. Generally, as an executive officer's level of responsibility increases, the Compensation Committee seeks to have a greater portion of his or her total compensation depend upon On Assignment's performance and stock price appreciation rather than base salary. Several of the more important factors that were considered in establishing the components of each executive officer's compensation package for the 2003 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation philosophy set forth above. During 2003, the Compensation Committee engaged a third party consultant to provide research information regarding compensation of executives of peer companies.

        Base Salary.    On Assignment's executive officers receive base salaries that are determined based on their responsibilities, skills and experience related to their respective positions. Other factors considered in base salary determination are individual performance, the success of the business division in the individual's area of responsibility, competitiveness with salary levels of similarly sized companies, internal compensation comparability standards and On Assignment's ability to pay an appropriate and competitive salary. The amount and timing of an increase depends upon, among other things, the individual's performance and the time interval and any added responsibilities since the last salary increase.

        Annual Incentive Compensation.    Executive officers are eligible for annual performance-based incentive compensation payable in cash and tied to On Assignment's achievement of performance goals. At the start of each fiscal year, the Compensation Committee establishes corporate performance targets and corresponding incentive compensation, which may be based on a percentage of the individual's base salary. Executive officers are granted bonuses based, in part, on the achievement of such performance targets. Additional incentive compensation is awarded at the discretion of the Compensation Committee based on individual performance during the applicable fiscal year.

        Long-Term Incentive Compensation.    The Compensation Committee periodically approves grants of stock options to On Assignment's executive officers under the Restated 1987 Stock Option Plan. These grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage On Assignment from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of common stock at a fixed price per share, typically the market price on the grant date, over a specified period of time of up to 10 years. As a result, stock option grants provide a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position. Stock option grants also take into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of On Assignment's stock and options. Options were granted to all of On Assignment's executive officers in July 2003 and select officers in March 2004 consistent with these policies.

  Chief Executive Officer Compensation

        Dr. Peterson joined On Assignment in July 2001 and was named President and Chief Executive Officer effective September 1, 2001. Dr. Peterson's compensation is determined based on the same basic factors as described above for other executive officers as well as the terms of his June 2001 employment letter agreement, as it has been amended, including pursuant to the terms of a Severance Agreement with On Assignment, dated as of June 2, 2003. This employment arrangement establishes certain minimum compensation terms. In establishing Dr. Peterson's base salary, incentive awards and stock awards for 2003, the Compensation Committee considered On Assignment's overall performance. The Compensation Committee believes that Dr. Peterson has provided On Assignment strong leadership in the effort to design and implement a business revitalization plan, helped to contain costs and realign On Assignment's resources with revenue opportunities, and effected significant infrastructure investments in 2003. During fiscal year 2003, Dr. Peterson's base salary was increased to $400,000. Dr. Peterson was not awarded an incentive bonus in 2003. This compensation reflects the considerations above as well as On Assignment's results of operations and the terms of Dr. Peterson's employment agreement, which provide for, among other things, reimbursement of certain housing related expenses associated with Dr. Peterson's relocation. During 2003, the Compensation Committee also approved and caused On Assignment to enter into a Severance Agreement with Dr. Peterson. The Severance Agreement was entered into, to provide additional security for Dr. Peterson, who is an at-will employee, and to provide for payment of the amounts described below in "Employment Contracts and Change in Control Arrangements," in the event that Dr. Peterson is terminated without cause or upon his death or disability. The Compensation Committee granted Dr. Peterson stock options exercisable for 250,000 shares of On Assignment common stock in 2003 as described in the "Option

Grants Table" below. These grants were intended to further reinforce the long-term perspective of equity-based compensation and emphasize the relationship between stockholders and senior management.

  Compensation Deductibility Policy

        Under Section 162(m) of the Internal Revenue Code and applicable treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to our Chief Executive Officer and any of our four most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals, and the Compensation Committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Compensation Committee's efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,

Jonathan S. Holman, Chairman
William E. Brock
Jeremy M. Jones

  Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors during fiscal year 2003 was composed of Senator Brock, Mr. Jones and Mr. Holman. No member of the Compensation Committee was an officer or employee of On Assignment or its subsidiaries during fiscal year 2003. There are no interlock relationships as required to be reported under the rules of the Securities and Exchange Commission.

  Summary of Cash and Other Compensation

        The following table sets forth the compensation earned by On Assignment's Chief Executive Officer and its four most highly compensated executive officers in 2003 other than the Chief Executive Officer and such other persons either required to be included by SEC rules or voluntarily included by the company (collectively, the "Named Officers"), for services rendered in all capacities to On Assignment for each of the last three fiscal years.

Summary Compensation Table

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Year(1)	Salary(2)		Bonus		Other Annual Compensation(3)		Securities Underlying Options (#)	All Other Compensation(4)
Joseph Peterson, M.D. President and Chief Executive Officer	2003 2002 2001	$ $ $	400,000 367,923 141,762	$ $	— 91,000 100,000	$ $	53,729 60,279 —	250,000 140,000 200,000	$ $	187 132,281 —
Ronald W. Rudolph Executive Vice President, Finance and Chief Financial Officer	2003 2002 2001	$ $ $	240,000 230,385 205,000	$ $	— 30,000 110,000		— — —	85,000 35,000 25,000	$ $	1,187 804 —
Peter T. Dameris Executive Vice President and Chief Operating Officer	2003		$50,461		—		—	200,000		—
Michael T. Jones Senior Vice President, Healthcare Business Development	2003 2002	$ $	240,000 225,278	$	— 77,700		— —	95,000 100,000	$ $	774 9,754
Michael A. Tatum Senior Vice President, Lab Support	2003 2002	$ $	240,000 196,615	$	— 28,600		— —	85,000 50,000	$ $	280 109,209
Michael C. Payne Senior Vice President Shared Services & Chief Information Officer	2003		$123,846		—		—	50,000		$178
Kerry Rafferty Former Senior Vice President, Solutions Group	2003 2002	$ $	130,577 146,540	$	— 47,700		— —	50,000 50,000	$ $	44,522 38,572

(1)
Dr. Peterson became Chief Executive Officer effective as of September 1, 2001. Messrs. Jones, Tatum and Rafferty became executive officers in 2002. Messrs. Payne and Dameris became executive officers in 2003. Mr. Rafferty's employment with On Assignment terminated on September 25, 2003.

(2)
Salary for Mr. Dameris reflects the fact that he became an employee of On Assignment on November 7, 2004. Mr. Dameris' annual base salary is $328,000.

(3)
Includes $53,729 in 2003 and 2002 in monthly housing allowance payments pursuant to Dr. Peterson's employment agreement.

(4)
Includes (i) $187 in 2003 for premium payments for group term life insurance and $132,281 in 2002 consisting of relocation reimbursement pursuant to Dr. Peterson's employment agreement; (ii) $1,187 in 2003 and $804 in 2002 in premium payments for Mr. Rudolph's group term life insurance; (iii) $774 in 2003 in premium payments for group term life insurance, and for 2002, a $4,800 housing reimbursement pursuant to Mr. Jones' employment agreement and $4,954 in airfare reimbursements; (iv) for 2002, a $109,202 relocation reimbursement pursuant to Mr. Tatum's employment agreement, and, $280 in 2003 and $7 in 2002 for premium payments for group term life insurance; (v) $178 in 2003 for premium payments for group term life insurance for Mr. Payne, and (vi) for 2003, in 2003, $44,423 in severance pay upon termination of Mr. Rafferty's employment, for 2002, a $20,000 relocation allowance, $18,461 in consulting payments to Mr. Rafferty prior to the commencement of his employment and $111 in 2002 and $99 in 2003 for premium payments for group term life insurance.

  Stock Option Grants

        The following table provides information with respect to the stock option grants made during the 2003 fiscal year under the Restated 1987 Stock Plan to the Named Officers. Options exercisable for 1,547,447 shares of our common stock were granted to employees in 2003. Each stock option permits the employee, for a period of up to ten years, to purchase one share of common stock from On Assignment at the market price of such stock on the date of grant.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (#)(1)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/sh)		Expiration Date
							5%($)		10%($)
Joseph Peterson, M.D.	250,000	16.2%			$5.25	7/18/2013		$723,618		$1,782,306
Ronald W. Rudolph	85,000	5.5%			$5.25	7/18/2013		$246,030		$605,984
Peter T. Dameris	200,000	12.9%			$5.22	11/12/2013		$575,587		$1,417,697
Michael T. Jones	95,000	6.1%			$5.25	7/18/2013		$274,975		$677,276
Michael A. Tatum	85,000	5.5%			$5.25	7/18/2013		$246,030		$605,984
Michael C. Payne	30,000 20,000	1.9 1.3	% %	$ $	5.28 4.73	10/01/2013 4/21/2013	$ $	87,330 52,156	$ $	215,099 128,462
Kerry Rafferty(3)	50,000	3.2%			$5.25	7/18/2013		—		—

(1)
To the extent not already exercisable, options generally become exercisable upon a change in control unless the option is assumed or replaced with a comparable option by the surviving entity. In the alternative, the Board may elect to cancel all outstanding options, and pay to each holder thereof an amount in cash or securities having a value equal to the number of shares subject to such holder's option, multiplied by the amount by which the price per share paid to holders of common stock in the transaction exceeds holder's option exercise price.

(2)
The 5% and 10% assumed stock price appreciation rates are assumptions specified by the Securities and Exchange Commission regulations and are not predictions of On Assignment. The potential realizable value is calculated based on the 10-year option term and is calculated by taking the difference between the exercise price and the appreciated price on the last day of the option term, assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is sold on the last day of its term. The real value of the options in this table will depend on the actual performance of On Assignment's common stock during the applicable period and on the date the options are exercised.

(3)
Mr. Rafferty's employment with On Assignment terminated on September 25, 2003.

  Option Exercises and Holdings

        The table below sets forth information concerning the exercise of options during the 2003 fiscal year and unexercised options held as of the end of such year by the Named Officers. No stock appreciation rights were issued or exercised during the 2003 fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph Peterson, M.D.	—	—	201,453	388,547	—	—
Ronald W. Rudolph	—	—	92,606	113,021	—	—
Peter T. Dameris	—	—	—	200,000	—	—
Michael T. Jones	—	—	53,644	141,356	—	—
Michael A. Tatum	—	—	30,727	104,273	—	—
Michael C. Payne	—	—	—	50,000	—	$9,600
Kerry Rafferty	—	—	—	—	—	—

(1)
The values are based on a $5.21 per share closing price of On Assignment's common stock on December 31, 2003, less the exercise price of the option.

Equity Compensation Plan Information

        The table below sets forth the following information as of December 31, 2003 for (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders:

  (1)
  the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

  (2)
  the weighted-average exercise price of such outstanding options, warrants and rights; and

  (3)
  other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	2,551,590	$12.90	1,503,750
Equity compensation plans not approved by stockholders(2)	455,712	$10.41	—
Total	3,007,302	$11.83	1,503,750

(1)
Includes shares issuable upon exercise of stock options granted under On Assignment's Restated 1987 Stock Option Plan prior to June 20, 2002 and shares available for issuance subsequent to stockholder approval of the amendment of restatement of such plan on June 17, 2003.

(2)
Includes shares issuable upon exercise of stock options granted under On Assignment's Restated 1987 Stock Option Plan on or subsequent to June 20, 2002 and prior to June 17, 2003. The Restated 1987 Stock Option Plan is treated as a compensation plan not approved by stockholders for the period commencing June 20, 2002 until the amendment and restatement of the Restated 1987 Stock Option Plan approved by stockholders at the June 17, 2003 Annual Meeting of Stockholders.

  Restated 1987 Stock Option Plan

        Under its Restated 1987 Stock Option Plan, On Assignment may grant employees, contractors and non-employee members of the Board of Directors incentive or non-qualified stock options to purchase shares of its common stock and stock appreciation rights. On June 17, 2003, stockholders approved an amendment and restatement of the Restated Plan, which among other things, increased the number of shares of common stock reserved for issuance under the Restated Plan from 10,000,000 shares to 11,000,000 shares. The amendment and restatement of the Restated Plan also provided for additional award features including stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights and cash awards. These modifications approved by stockholders were intended to give the Compensation Committee enhanced flexibility in award grants.

        The Restated Plan is administered by the Compensation Committee of the Board of Directors and shall terminate on April 18, 2013. The Compensation Committee may select the participants to receive awards, determine the types of awards and terms and conditions of awards and interpret the provisions of the Restated Plan. With regard to stock options, the Compensation Committee determines, grant recipients, option prices, option amounts, grant dates and vesting. The option prices of non-qualified option grants may not be less than 85 percent of the fair market value of the stock at the time the option is granted, and the exercise price of incentive stock options must be set at fair market value. Stock options have a maximum term of ten years measured from the grant date. No person may receive options exercisable for more than 500,000 shares in any calendar year. Incentive options are not transferable other than by will or under the laws of descent and distribution. Non-qualified options, except as otherwise provided in an option grant agreement or in a domestic relations court order, are not transferable other than by will or under the laws of descent and distribution. Options may only be exercised during the holder's lifetime, only by him or her. The Board of Directors may terminate or amend the Restated Plan at any time and for any reason. Any amendment shall be contingent upon stockholder approval to the extent stated by the Board, required by law or required by applicable stock exchange listing requirements.

        Certain change of control transactions involving On Assignment, such as a sale transaction, may cause awards granted under the Restated Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

  Employee Stock Purchase Plan

        The Employee Stock Purchase Plan was adopted by the Board of Directors on June 22, 1992 and approved by On Assignment's stockholders on September 4, 1992. On June 18, 2002, the Board of Directors extended the term of the Employee Stock Purchase Plan until August 31, 2022. The Compensation Committee of the Board of Directors serves as administrator of the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, 800,000 shares of common stock are reserved for issuance. The Employee Stock Purchase Plan allows eligible employees who have completed the requisite service period to purchase On Assignment common stock through payroll deductions, at 85 percent of the lower of the market price on the first day or the last day of the semi-annual purchase period. Purchase periods begin on the first trading day of March and September and end on the last trading day of August and February. Eligible employees may contribute intervals of 1 percent of their base earnings toward the purchase of the stock subject to certain IRS limitations. No individual may purchase more than $25,000 worth of common stock under the Employee Stock Purchase Plan in any calendar year and individual purchases during any purchase period may not exceed 2,000 shares, or such lesser amount set by the administrator. The Employee Stock Purchase Plan will terminate if there are no longer shares available thereunder. On Assignment may also terminate the Employee Stock Purchase Plan at any time, provided such termination will not affect outstanding purchase rights without participant consent.

  Deferred Compensation Plan

        The Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives and directors. The Deferred Compensation Plan became effective January 1, 1998. On Assignment credits the account of each participant in the Deferred Compensation Plan in the amount elected by the participant. The Deferred Compensation Plan permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100 percent of their base salary, annual bonus, stock option gain or director fees on a pre-tax basis and earn tax-deferred income on these amounts. Distributions from the Deferred Compensation Plan are made at retirement, death or termination of employment, in a lump sum, or over five, ten or fifteen years.

Employment Contracts and Change in Control Arrangements

  Joseph Peterson, M.D.

        Pursuant to the terms of an employment letter agreement dated June 18, 2001, as amended, Dr. Peterson serves as President and Chief Executive Officer of On Assignment. Dr. Peterson's annual base salary of $400,000, and incentive compensation of up to 120% of his base salary have been determined by the Compensation Committee. Dr. Peterson's agreement entitled him to receive reimbursement or direct payment of reasonable and customary moving costs, temporary accommodations for a period of 60 days and certain closing costs in connection with the sale of his Virginia residence. Dr. Peterson is entitled to receive a monthly housing allowance representing the mortgage interest expense on the lesser of the differential between the purchase price of a California residence and the selling price of his Virginia residence or $850,000. The monthly housing allowance shall terminate on the earlier of October 31, 2006 or termination of his employment. Dr. Peterson's agreement entitled him to receive an option for 200,000 shares of common stock upon the commencement of his employment.

        Dr. Peterson is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause. Pursuant to the terms of a severance agreement dated June 2, 2003, between On Assignment and Dr. Peterson, if Dr. Peterson's employment is terminated without cause (as such term is defined in the severance agreement), he will receive regular monthly or bi-weekly salary payments of his annual base salary for a period of eighteen months commencing on the effective date of the termination. Over such eighteen month period, Dr. Peterson will also receive payment of any bonus earned in respect of the prior fiscal year, pro-rated from the first day of the current fiscal year through the date of termination, as well as continued payment of insurance premiums maintaining Dr. Peterson's then existing On Assignment insurance coverage. Under the severance agreement, in the event that Dr. Peterson dies or becomes disabled while employed by On Assignment, he, or his estate, will receive regular salary payments of his annual base salary for a period of six months from such death or disability.

  Peter T. Dameris

        Pursuant to the terms of an October 27, 2003 employment agreement, Mr. Dameris serves as Chief Operating Officer and Executive Vice President of On Assignment. Under his agreement, Mr. Dameris is entitled to a minimum annual base salary of $328,000 and incentive compensation of up to 100% of his annual base salary. Incentive compensation will be based upon On Assignment attaining certain Compensation Committee approved budgetary and other objectives, including a combination of targets for revenue and EBITDA. Under the agreement Mr. Dameris is entitled to reimbursement or direct payment of reasonable and customary expenses associated with his relocation, including travel, closing and moving costs. Pursuant to the terms of his employment agreement, Mr. Dameris will be considered for membership on the On Assignment board of directors in November 2004. Mr. Dameris' agreement entitled him to receive an option for 200,000 shares of common stock upon the commencement of his employment.

        Mr. Dameris is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. Dameris' employment by On Assignment without cause (as such term is defined in the agreement) or by Mr. Dameris with good reason (as such term is defined in the agreement), he will receive regular monthly or bi-weekly salary payments of his annual base salary for a period of eighteen months commencing on the effective date of the termination. In the event of a change of control, this eighteen-month provision would terminate and be replaced by the terms of On Assignment's Change of Control Severance Plan described below.

  Michael T. Jones

        Mr. Jones currently serves as Senior Vice President of Healthcare Business Development. Mr. Jones' annual base salary of $240,000 and incentive compensation of up to 80% of his annual base salary have been determined by the Compensation Committee. Pursuant to the terms of an October 28, 2002 employment letter agreement. Incentive compensation will be based upon attaining Board approved objectives and goals, including revenue and operating income objectives. Under this agreement, Mr. Jones was entitled to live in a townhouse leased in partnership with On Assignment for a six-month period, with On Assignment paying for the first three months rent. As a result of his relocation to the United States, On Assignment has also agreed to purchase on behalf of Mr. Jones, up to nine round trip airline tickets to visit family in the United Kingdom.

        Mr. Jones is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause or advance notice. Upon termination of Mr. Jones' employment without cause, he will be provided his bi-weekly salary and related benefits for a 12-month period from the date of such termination. An additional 12 months of salary and benefits will be paid if such termination occurs either within 12 months of the appointment of a new Chief Executive Officer or as a result of a change in control of ownership of On Assignment. If Mr. Jones' employment is terminated through no fault of his own, On Assignment shall ensure his repatriation to the United Kingdom.

  Michael A. Tatum

        Pursuant to the terms of a February 28, 2002 employment letter agreement, Mr. Tatum serves as Senior Vice President of Lab Support. Mr. Tatum is entitled to a minimum annual base salary of $240,000 and incentive compensation based upon attaining Board approved objectives and goals. Under the agreement Mr. Tatum is entitled to reimbursement or direct payment of reasonable and customary expenses associated with his relocation, including travel, closing and moving costs. Mr. Tatum's agreement entitled him to receive an option for 50,000 shares of common stock upon the commencement of his employment.

        Mr. Tatum is an "at will" employee and may be terminated by On Assignment at any time for any reason with or without cause or advance notice. Upon termination of Mr. Tatum's employment without cause within 12 months of his start date, he will be provided his bi-weekly salary and related benefits for a 12-week period from the date of such termination. In the event of a change of control, this 12-week provision would terminate and be replaced by the terms of On Assignment's Change of Control Severance Plan described below.

  Change in Control Severance Plan

        In 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan ("Severance Plan") to provide severance benefits for officers and other eligible employees who are involuntarily terminated within 18 months of a change in control transaction. Upon such a termination, an eligible employee will be entitled to receive a lump sum payment equaling a percentage of their salary and target bonus, such amount to be determined based upon title and years of service. Upon a termination of employment following a change in control, our Chief Executive Officer would receive 18 months of salary and target bonus, a president or senior vice president would receive 12 months of salary and target bonus, all other officers would receive nine months of salary and target bonus and other employees would receive lesser amounts.

        Involuntary termination is defined in the Severance Plan to include a termination by On Assignment or a successor entity without cause or a voluntary termination by the employee following (a) a reduction in compensation; (b) a relocation in the employee's place of employment of more than 35 miles; or (c) in the case of an executive officer, a change in the employee's position that materially reduces his or her level of responsibility or authority.

        Change in control is defined under the Severance Plan to include (a) a merger or consolidation in which On Assignment is not the surviving entity; (b) the sale, transfer or other disposition of all of substantially all of On Assignment's assets; (c) any reverse merger in which On Assignment is the surviving entity, but in which 50% or more of its outstanding voting stock is transferred to holders different from those stockholders immediately prior to such merger; or (d) the acquisition by any person directly or indirectly of 50% or more voting power. The Severance Plan provides for a reduction in the cash severance benefit payable under the Severance Plan if the employee would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, but only to the extent that such reduction results in the receipt of a greater after-tax benefit by the employee.

Certain Relationships and Related Transactions

        Pursuant to the terms of a consulting agreement dated September 27, 2002, Ettenberg & Company, Inc., of which Mr. Ettenberg serves as Chairman and Chief Executive Officer, receives a $5,000 per month fee plus all approved out-of-pocket expenses for marketing strategy services.

Mr. Ettenberg earned total consulting fees of $60,000 in 2003 related to such services and additional strategic planning advice provided to On Assignment.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers and each beneficial owner of more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership.

        Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2003 filed on a timely basis all such reports required for the year except that Mr. Holtzman, On Assignment's Senior Vice President of Finance, was late in reporting a purchase transaction from August 2002 and an option grant from July 2003, each reported on a Form 4 in 2004.

Other Matters

        As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

Annual Report to Stockholders and Form 10-K

        A copy of On Assignment's Annual Report to Stockholders for the fiscal year ended December 31, 2003 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

        On Assignment filed its Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2004. A copy of this report for the year ended December 31, 2003 is included in On Assignment's Annual Report to Stockholders which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to the Investor Relations Department at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee," "Report of the Audit Committee" and "Stock Performance Graph" will not be deemed incorporated, unless specifically provided otherwise in such filing.

Proposals by Stockholders

        Proposals that stockholders intend to present at the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received at On Assignment's principal executive offices in Calabasas, California no later than December 31, 2004 for inclusion in the proxy material for that meeting. Pursuant to On Assignment's bylaws, proposals submitted other than pursuant to Rule 14a-8, including nominations to the Board of Directors, must be received by the Corporate Secretary not less than thirty days nor more than sixty days prior to the date of the meeting.

Stockholder notices should be delivered to the Corporate Secretary at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Miscellaneous

        The cost of soliciting proxies on behalf of the Board of Directors will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, telegram, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

        Stockholders are urged to sign and date the enclosed proxy card and return it today in the enclosed envelope.

By Order of the Board of Directors,

Ronald W. Rudolph Secretary

April 29, 2004
Calabasas, California

Exhibit A

ON ASSIGNMENT, INC.

AUDIT COMMITTEE CHARTER

I.
PURPOSES

        The Audit Committee (the "Audit Committee" or the "Committee") of the Board of Directors of On Assignment, Inc. ("the Company") is responsible for assisting the Board of Directors in its oversight of the accounting and reporting practices of the Company, the quality and integrity of the financial reports and financial management processes of the Company, and the legal compliance and ethics programs established by management and the Board.

        The primary functions of the Audit Committee of the Company are:

          (1)   to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company;

          (2)   to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing:

            (a)   the processes involved in the preparation and review of the financial reports provided to the public, the audits of the financial statements of the Company and such other services provided by the outside auditors;

            (b)   the Company's systems of internal controls regarding finance, financial reporting, accounting, and legal compliance and ethics that management and the Board have established; and

            (c)   the Company's auditing, accounting and financial reporting processes generally, and

          (3)   to perform all other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of The NASDAQ Stock Market or any other national securities exchange on which the securities of the Company are then listed.

        The outside auditors are ultimately accountable to, and shall report directly to, the Committee, in its capacity as a committee of the Board of Directors. While the Committee has the oversight, supervisory and other powers and responsibilities set forth in this Charter and the Company's Certificate of Incorporation and Bylaws, it is not the responsibility of the Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company's financial statements are complete and accurate or are in compliance with laws, regulations or generally accepted accounting principles. These matters and tasks are the responsibility of the Company's management and the outside auditors and the Committee's responsibility in this regard is one of oversight and review. Likewise, it is the responsibility of the Company's management and/or the outside auditors to bring appropriate matters to the attention of the Committee, and to keep the Committee informed of matters which the Company's management or the outside auditors believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations. As part of fulfilling its oversight responsibilities, the Committee will make every effort to maintain free and open communications between management, the outside auditors, the Committee and other directors.

        The Committee's duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management and the outside auditors. To the fullest extent permissible under applicable law, each member of the Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Committee by any of the Company's officers, employees, or committees, the outside auditors or any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

II.
ORGANIZATION

        The Audit Committee shall be composed of three or more directors. The members of the Audit Committee shall be appointed annually by the Board of Directors, and the members of the Audit Committee shall appoint one of their number as the Chairperson. Members of the Audit Committee shall meet the independence, experience, finance and accounting knowledge and other qualifications established by applicable laws, rules and regulations and The NASDAQ Stock Market, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Audit Committee shall be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication as required by applicable laws, rules, and regulations and The NASDAQ Stock Market. The Board of Directors shall determine and state which member or members are audit committee financial experts as defined by applicable laws, rules, and regulations or The NASDAQ Stock Market. If any director serving on the Committee, as a result of a disqualifying relationship, transaction or occurrence, shall cease to comply with the qualification requirements of this Charter, applicable laws, rules, regulations or The NASDAQ Stock Market, such director shall immediately report such disqualification to the Chairperson of the Committee. Any disqualification of the Chairperson of the Committee under the requirements above shall be immediately reported to the Chairman of the Board of Directors.

III.
MEETINGS

        The Audit Committee shall meet at least four times annually, and shall meet more frequently as circumstances dictate. The Chairperson shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments as appropriate and reporting to the Board of Directors on all Committee activities. The Committee may request any officer or employee of the Company or the Company's legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In addition, the Committee shall meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately, and the Committee shall meet separately with such persons as may be required by applicable laws, rules and regulations and The NASDAQ Stock Market. The Committee shall have direct access to management, the outside auditors, the corporate compliance staff and the Company's legal counsel, both at meetings and otherwise.

IV.
RESPONSIBILITIES AND DUTIES

        In furtherance of its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

1.
On an annual basis review and, to the extent the Committee determines it to be necessary or advisable, update the Committee's Charter for consideration by the Board of Directors.

2.
Be directly responsible, and have the sole authority: (a) to appoint and retain the outside auditor, (b) to approve the compensation of the outside auditor, (c) to oversee the work of the outside auditor, and (d) to discharge or replace the outside auditors. The Company shall have the authority to provide for appropriate funding, as determined by the Committee, for payment of compensation to the outside auditors retained by the Company for the purpose of rendering or issuing an audit report.

3.
Approve, in advance, the provision by the outside auditors of all services whether or not related to the audit. The Committee shall establish pre-approval policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of The NASDAQ Stock Market. Pursuant to such policies and procedures, the Committee may delegate to a Committee member the authority to pre-approve certain auditing services and non-audit services which services shall be considered to be approved by the full Committee until ratified at the next regularly scheduled meeting of the Committee.

4.
Take appropriate action to oversee the independence of the outside auditors and ensure that the outside auditors are independent consistent with applicable laws, rules and regulations and the requirements of The NASDAQ Stock Market, and under any criteria the Audit Committee determines to be appropriate, including:

(a)
reviewing and approving in advance, pursuant to the Committee's preapproval procedures, all non-audit services provided by the outside auditors, and all transactional or other relationships between the Company and the outside auditors;

(b)
ensuring its receipt from the outside auditors of, and reviewing, a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

(c)
actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

(d)
overseeing the regular rotation of the lead and concurring audit partners of the outside auditors as required by applicable laws, rules and regulations and the requirements of The NASDAQ Stock Market;

(e)
monitoring compliance with applicable laws, rules and regulations prohibiting influence by directors and officers, and persons acting under their direction, upon the outside auditor's conduct of the audit; and

(f)
taking appropriate action on any disclosed relationships or services to satisfy itself of the independence of the Company's outside auditors.

5.
Review with management and the outside auditors their plans for, and the scope of, their annual audit and other examinations of the Company's quarterly, annual and other financial information, and accounting and reporting processes.

6.
Review with the outside auditors their audit efforts to assure the effective use of external audit resources.

7.
Consider and review with management and the outside auditors at least once each fiscal quarter:

(a)
the adequacy and effectiveness of the Company's internal controls and procedures for financial reporting including computerized information system controls and security; and

  (b)
  any related significant findings and recommendations of the outside auditors regarding internal controls and procedures for financial reporting, together with management's responses thereto.

8.
Review with management and the outside auditors at the completion of the annual examination:

(a)
the Company's annual financial statements and related footnotes;

(b)
the outside auditors' audit of the financial statements and report thereon;

(c)
any significant changes required in the outside auditors' audit plan;

(d)
any difficulties or disputes with management or the outside auditors encountered during the course of the audit and take appropriate steps to resolve such disputes if necessary;

(e)
any material correcting adjustments that have been identified by the outside auditors in accordance with generally accepted accounting principles and applicable laws, rules and regulations;

(f)
any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses; and

(g)
other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards, including under Statement on Auditing Standards No. 61, Communications with Audit Committees, as may be modified or supplemented.

9.
Meet with the outside auditors without management present to discuss such issues as the outside auditors' evaluation of the effectiveness of the Company's financial management, the cooperation received by the outside auditors during the audit, and any other items that either the outside auditors or the Committee believes should be addressed.

10.
Based on the review and discussions with management and the outside auditors, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the past fiscal year. Receive such information to be provided by the outside auditors for inclusion in the Company's Annual Report on Form 10-K, including audit and non-audit services and related fees.

11.
Approve the Audit Committee report to be included in the Company's proxy statement, and receive the information to be provided by the outside auditors for inclusion in the proxy statement. The Committee's report to be included in the Company's proxy statement shall comply with the rules of the SEC.

12.
Inquire of management and the outside auditors about key financial statement risk areas, the Company's processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. Also, review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

13.
Inquire of management and the outside auditors about significant business risks or exposures, the Company's processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures to the Company.

14.
Consider the outside auditors' reports and judgments brought to the attention of the Audit Committee about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, significant accounting policies, audit conclusions regarding the reasonableness of significant accounting estimates and any audit adjustments. Also, review and consider information received from the outside auditors regarding all critical accounting policies and practices to be used by the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the outside auditors, and other material written communications between the outside auditors and management, including any management letter or schedule of unadjusted differences.

15.
Consider and review with management significant findings during the year by the outside auditors and management's responses thereto.

16.
Review with management and the outside auditors their assessments of the effectiveness and adequacy of the internal control structure and procedures of the Company for financial reporting (including any annual report on internal controls required in the annual report to shareholders), the resolution of any identified material weaknesses in such internal control structure and procedures and the assessments of such internal control structure and procedures to be included in filings with the SEC or other publicly available documents. Recommend to the Board of Directors standards for attestation engagements for any attestation by the outside auditors with respect to assessments of such internal control structure and procedures.

17.
Review with a representative of management and the outside auditors the financial information contained in the Company's quarterly earnings announcements as well as the Company's guidance concerning its future financial performance prior to public release and any material issues brought to the attention of the Committee by the outside auditors regarding the interim financial reports before each is filed with the SEC. Discuss with the outside auditors any matters required to be communicated by the outside auditors to the Audit Committee or its Chairperson in connection with the outside auditors' review of the interim financial statements of the Company. The Chairperson or another member of the Audit Committee designated by the Chairperson shall be available to assist management with current disclosures regarding material changes in the financial condition or operations of the Company.

18.
Review and approve the following in connection with the management's analysis, documentation, and evaluation of the Company's internal controls:

(a)
the plan and schedule for performing the analysis and evaluations;

(b)
the resources to be committed to the project including outside consultants;

(c)
the outside auditor's role in advising the Company on the project;

(d)
management's conclusions about the effectiveness of the internal controls, and actions being taken to correct weaknesses in controls;

(e)
the outside auditor's report on management's evaluation of the Company's internal controls; and

(f)
the process established to maintain and update the internal control documentation, and to address weaknesses in controls as they may occur.

19.
Oversee the activities of the Company's Disclosure Committee and assess whether the reviews of the Company's SEC reports and other public disclosures that are conducted prior to their filing or issuance are sufficient to determine that the information included therein is complete and accurate, and whether such reviews are conducted in accordance with the Disclosure Committee Charter. Periodically review with the Company's Chief Executive Officer and Chief Financial Officer the procedures such persons undertake in connection with their delivery of such certifications regarding the Company's disclosure controls and procedures under applicable laws, rules and regulations and the requirements of The NASDAQ Stock Market.

20.
Review policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the outside auditors, review policies and procedures with regard to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the outside auditors. Review all related-party transactions and similar matters to the extent required by The NASDAQ Stock Market to be approved by an audit committee or comparable body.

21.
Review with corporate compliance officers, and where appropriate the outside auditors, the Company's compliance program, any significant issues noted during the implementation of the program and any significant changes recommended in the scope of the program. Review and make recommendations to the Board of Directors regarding the code of ethics adopted by the Board of Directors for the chief executive officer, senior financial officers, including the principal financial officer and comptroller or principal accounting officer, or persons performing similar functions. Such code of ethics shall made publicly available by the Committee as required by applicable laws, rules and regulations and by The NASDAQ Stock Market.

22.
Review with the Company's counsel any legal and regulatory matters brought to the attention of the Audit Committee that may have a material impact on the financial statements. Respond appropriately to any matters reported to the Audit Committee by counsel, including adopting, as necessary, appropriate remedial measures or sanctions, or recommending such action to the Board of Directors.

23.
Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Such procedures shall be communicated to employees and made publicly available as required by applicable laws, rules and regulations and by The NASDAQ Stock Market. The Committee shall periodically receive reports, as necessary, regarding the status and treatment complaints received through the procedures.

24.
Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

25.
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

26.
Conduct a self-assessment annually of the Committee's performance against the responsibilities and duties as stated in the Committee's Charter, and adjust the Committee's activities as a result of this evaluation.

27.
Retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other experts or consultants to advise and assist it in complying with its responsibilities set forth herein. The Committee shall have the authority to engage independent counsel, accountants, or other experts or advisers as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers retained by the Committee under this paragraph.

28.
Administer the Company's Code of Business Conduct and Ethics.

29.
Perform such other functions as may be required by applicable laws, rules and regulations and The NASDAQ Stock Market, the Company's Certificate of Incorporation and Bylaws, or by the Board of Directors.

        It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

*    *    *    *    *

Amended and Adopted by the Board of Directors on February 12, 2004

\/ DETACH PROXY CARD HERE \/

PROXY

ON ASSIGNMENT, INC.

26651 West Agoura Road, Calabasas, California 91302
This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders to be held Tuesday, June 15, 2004

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Joseph Peterson, M.D., Peter T. Dameris and Ronald W. Rudolph and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of On Assignment, Inc. (the "Company") held of record by the undersigned on April 23, 2004, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 15, 2004, and at any adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company's Corporate Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" PROPOSALS ONE AND TWO, UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE \/

\/ Please Detach Here \/

You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

1.		To elect the Board's nominees, Senator William E. Brock and Elliott Ettenberg, to serve as directors until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified:
ELECTION OF DIRECTORS	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE
Nominees: 01 Senator William E. Brock and 02 Elliott Ettenberg
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Withhold Authority to Vote" box and write that nominee's name and number on the space provide below.)
EXCEPTIONS
2.	To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2004.
If you wish to vote in accordance with the recommendation of the Board of Directors, all you need to do is sign and return this proxy card. The proxy holder(s) cannot vote your shares unless you sign and return the proxy card.
☐ FOR ☐ AGAINST ☐ ABSTAIN
Please sign exactly as your name(s) is (are) shown on the stock certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
Dated:	, 2004

Signature
Signature if held jointly

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